SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Watts Water Technologies, Inc. (the “Registrant”) and Joseph W. Reitmeier entered into an indemnification agreement dated as of February 10, 2016 in connection with his election as a Director of the Registrant.

The indemnification agreement entered into between the Registrant and Mr. Reitmeier is the Registrant’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2015.  The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2016, the Board of Directors of the Registrant elected Joseph W. Reitmeier to serve as a member of the Registrant’s Board of Directors until the Registrant’s 2016 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.  Mr. Reitmeier was also appointed by the Board to serve as a member of each of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Reitmeier has served as Executive Vice President & Chief Financial Officer of Lennox International Inc. since July 2012.  Mr. Reitmeier had served as Vice President of Finance for the LII Commercial business segment of Lennox International from 2007 to July 2012 and as Director of Internal Audit from 2005 to 2007.  Lennox International is a leading global provider of climate control solutions and it designs, manufactures and markets a broad range of products for the heating, ventilation, air conditioning and refrigeration markets.  Before joining Lennox International, Mr. Reitmeier held financial leadership roles at Cummins Inc. and PolyOne Corporation.

Mr. Reitmeier will receive a quarterly installment of the cash retainer for non-employee directors for the first quarter of 2016 in the amount of $17,500.  Mr. Reitmeier will also receive a grant of 466 shares of class A common stock under the Registrant’s Second Amended and Restated 2004 Stock Incentive Plan, which represents one quarter of the value of the annual grant of class A common stock to non-employee directors.

There are no transactions in which Mr. Reitmeier has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The disclosure contained in Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2016	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel